Exhibit 5.1

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209-3600

T 410.580.3000

F 410.580.3001

W www.dlapiper.com

June 6, 2019

EQUITY RESIDENTIAL

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Re:	Legality of Common Shares Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the offering (the “ATM Offering”) of up to 13,000,000 common shares (the “Placement Shares”) of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), pursuant to the prospectus supplement dated June 6, 2019 (the “Prospectus Supplement”), supplementing the prospectus dated June 5, 2019 (the “Base Prospectus”) that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-231967) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Placement Shares are to be sold from time to time pursuant to (i) the distribution agreement, dated June 6, 2019 (the “Distribution Agreement”), by and among the Company, ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), and JPMorgan Chase Bank, National Association, London Branch, Bank of America, N.A., The Bank of New York Mellon, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Barclays Bank PLC, UBS AG, London Branch and MUFG Securities EMEA plc (in their capacities as forward purchasers, the “Forward Purchasers”) and J.P. Morgan Securities LLC, BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., UBS Securities LLC and MUFG Securities Americas Inc. (in their capacities as agents and/or principals, the “Agents” and in their capacities as agents for the Forward Purchasers, the “Forward Sellers”), and (ii) those certain master forward sale confirmations, dated as of June 6, 2019 (the “Master Forward Confirmations”), by and among each of the Forward Purchasers and the Forward Sellers, the Company and the Operating Partnership. This opinion is being provided at your request in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”).

EQUITY RESIDENTIAL

June 6, 2019

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Distribution Agreement, a conformed copy of which is filed as an exhibit to the Form 8-K;

2. The Master Forward Confirmations, a form of which is filed as an exhibit to the Form 8-K;

3. The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

4. The Base Prospectus, in the form contained in the Registration Statement at the time it was filed with the Commission under the Securities Act;

5. The Prospectus Supplement, in the form in which it was filed with the Commission under the Securities Act (together with the Base Prospectus, the “Prospectus”);

6. The Articles of Restatement of Declaration of Trust of the Company, as amended, supplemented and restated (the “Declaration”), certified as of the date hereof by the Secretary of the Company;

7. The Eighth Amended and Restated Bylaws of the Company, as amended by the First Amendment to Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

8. All resolutions adopted by the Board of Trustees of the Company (the “Board”) and the Pricing Committee of the Board relating to (a) the ATM Offering, (b) the authorization, execution and delivery of the Distribution Agreement and the transactions contemplated thereby, (c) the authorization, execution and delivery of the Master Forward Confirmations and the transactions contemplated thereby, and (d) the registration, sale and issuance of the Placement Shares, certified as of the date hereof by the Secretary of the Company;

9. A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date;

10. A Certificate of Corporate Secretary executed by Scott J. Fenster, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated as of the date hereof; and

11. Such other documents as we have considered necessary to the rendering of the opinion expressed below.

EQUITY RESIDENTIAL

June 6, 2019

In examining the Documents and expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed by us are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Placement Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Declaration) contained in the Declaration.

6. As to all factual matters relevant to the opinions set forth below, we have relied upon the representations and warranties made in the Certificate of Corporate Secretary as to the factual matters set forth therein, which we assume to be accurate and complete.

7. Prior to the issuance of any of the Placement Shares, the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. When (a) the purchase price or prices for the Placement Shares and the number of the Placement Shares (in any case not to exceed 13,000,000 in the aggregate) to be offered and sold from time to time have been duly established and approved by resolutions duly adopted by the Board, or a duly authorized committee thereof, and agreed upon by the Company and the respective purchasers of the Placement Shares, and (b) the Placement Shares have been issued

EQUITY RESIDENTIAL

June 6, 2019

and delivered by the Company against payment of such purchase price or prices, as the case may be, in accordance with the Distribution Agreement and the Master Forward Confirmations, as applicable, after deduction from such purchase price or prices of the applicable Agent’s or Forward Seller’s commission and such other amounts, if any, as may be deducted therefrom in accordance with the Distribution Agreement and the Master Forward Confirmations, as applicable, and resolutions duly adopted by the Board, or a duly authorized committee thereof, the Placement Shares will be duly authorized, validly issued, fully paid and nonassessable; provided, that (i) the purchase price per Placement Share paid by purchasers is equal to or in excess of any minimum purchase price, and within any other parameters, established by the Board, or a duly authorized committee thereof in accordance with the resolutions authorizing the issuance thereof, and (ii) the aggregate number of Placement Shares issued and issuable pursuant to the Distribution Agreement and the Master Forward Confirmations, as applicable, when taken together with the other issued and outstanding Common Shares, does not exceed the number of authorized Common Shares set forth in the Declaration.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of the name of our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ DLA Piper LLP (US) DLA PIPER LLP (US)